                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 17, 2003


                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


             1-13782                                 25-1615902
     (Commission File Number)             (IRS Employer Identification No.)


             1001 AIR BRAKE AVENUE, WILMERDING, PENNSYLVANIA, 15148
                    (Address of Principal Executive Offices)


                                 (412)-825-1000
               (Registrant's Telephone Number Including Area Code)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     Westinghouse Air Brake Technologies Corporation's press release dated July 17, 2003 included quarterly and six month EBITDA calculations, a non-GAAP financial measure. The following is a reconciliation of EBITDA to the most directly comparable GAAP measure, Net Income:

                                   Second      Second      For the     For the
                                   Quarter     Quarter    Six Months  Six Months
                                    2003        2002         2003        2002
                                   -------     -------    ----------  ----------
Net Income (Loss)                  $ 5,526     $ 4,821     $11,209     $(54,619)

   Plus:

   Cumulative effect
     of accounting
     change                                                              61,663

   Income tax expense                3,201       2,565       6,401        3,981

   Interest expense                  2,398       5,579       4,797       10,889

   Depreciation and
     amortization                    6,132       6,455      11,849       13,013
                                   -------     -------     -------     --------
EBITDA                             $17,257     $19,420     $34,256     $ 34,927
                                   =======     =======     =======     ========

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WESTINGHOUSE AIR BRAKE
                                        TECHNOLOGIES CORPORATION
                                        (Registrant)


                                        By: /s/ Alvaro Garcia-Tunon
                                            ------------------------------------
                                        Name: Alvaro Garcia-Tunon
                                        Title: Chief Financial Officer

Date: July 25, 2003